                                                                      EXHIBIT 12

THE ALPINE GROUP, INC. AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Eight Months      Fiscal Year Ended
                                                         Year Ended December 31,           Ended                April 30,
                                                    ---------------------------------   December 31,   ------------------------
IN MILLIONS                                            2002       2001       2000           1999           1999        1998
                                                       ----       ----       ----           ----           ----        ----
Fixed Charges
      Interest Expense                                  103.1      122.2      138.5             86.7         61.1        13.2
      Capitalized Interest                                0.2        1.3        5.1              2.0            -           -
      Est. of Interest within Rent Expense                3.5        4.4        4.7              2.8          2.7         0.3
      Preference security dividend requirements
      of consol subs                                     15.2       15.4       15.1             10.0          1.3           -
                                                    ---------------------------------------------------------------------------
      TOTAL FIXED CHARGES                               122.0      143.3      163.4            101.6         65.0        13.5
                                                    ---------------------------------------------------------------------------

Earnings
      Pre-tax Earnings from cont oper before
      adj.for Min Int or P/L from Equity Investee      (581.9)     (61.4)      (2.8)            51.3         63.9        59.7
      Fixed charges (per above)                         122.0      143.3      163.4            101.6         65.0        13.5
      Amortization of Capitalized Interest                0.6        0.6        0.5              0.1            -           -
                                                    ---------------------------------------------------------------------------
                                                       (459.3)      82.5      161.1            153.0        128.9        73.2

      Less:
        Interest Capitalized                             (0.2)      (1.3)      (5.0)            (2.0)           -           -
        Preference security dividend requirement
        of consol sub                                   (15.2)     (15.4)     (15.1)           (10.0)        (1.3)          -

                                                    ---------------------------------------------------------------------------
       TOTAL ADJUSTED EARNINGS                         (474.7)      65.8      140.9            141.0        127.7        73.2
                                                    ===========================================================================

      RATIO OF EARNINGS TO FIXED CHARGES                (3.89)      0.46       0.86             1.39         1.96        5.43

      $ AMOUNT OF DEFICIENCY IN EARNINGS TO
      MEET 1-TO-1 RATIO                                 596.8       77.5       22.5

                                                      Six Months    Six Months
                                                        Ended         Ended
                                                       June 30,      June 30,
IN MILLIONS                                              2003          2002
                                                         ----          ----
Fixed Charges
      Interest Expense                                       2.0          53.2
      Capitalized Interest                                     -             -
      Est. of Interest within Rent Expense                   0.7           1.7
      Preference security dividend requirements
      of consol subs                                         0.0           8.2
                                                    ----------------------------
      TOTAL FIXED CHARGES                                    2.7          63.2
                                                    ----------------------------

Earnings
      Pre-tax Earnings from cont oper before
      adj.for Min Int or P/L from Equity Investee          (10.3)        (68.6)
      Fixed charges (per above)                              2.7          63.2
      Amortization of Capitalized Interest                     -           0.3
                                                    ----------------------------
                                                            (7.6)         (5.1)

      Less:
        Interest Capitalized
        Preference security dividend requirement
        of consol sub                                       (0.0)         (8.2)

                                                    ----------------------------
       TOTAL ADJUSTED EARNINGS                              (7.6)        (13.4)
                                                    ============================

      RATIO OF EARNINGS TO FIXED CHARGES                   (2.78)        (0.21)

      $ AMOUNT OF DEFICIENCY IN EARNINGS TO
      MEET 1-TO-1 RATIO                                     10.4          76.6